Exhibit 10.38

Execution Version

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

DEPOSITARY AGREEMENT

among

DIAMOND STATE GENERATION PARTNERS, LLC,

a Delaware limited liability company,

as the Company

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Depositary

Dated as of March 20, 2013

i

3.6	Debt Service Reserve Account		14

	3.6.1	Deposit into the Debt Service Reserve Account	14
	3.6.2	Withdrawals from the Debt Service Reserve Account	14
	3.6.3	Disbursement of Excess Amounts from the Debt Service Reserve Account	15

3.7	Loss Proceeds Account		15

	3.7.1	Deposit into the Loss Proceeds Account	15
	3.7.2	Withdrawals from the Loss Proceeds Account	15
	3.7.3	Surplus Proceeds	17

3.8	Distribution Suspense Account		17

	3.8.1	Deposits to the Distribution Suspense Account	17
	3.8.2	Transfers and Payments from the Distribution Suspense Account	17

3.9	Note Redemption Account		17

	3.9.1	Deposits to the Note Redemption Account	17
	3.9.2	Transfers from the Note Redemption Account	18

3.10	Cash Grant Account		18

ARTICLE 4. SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY			18

4.1	Securities Accounts; Deposit Accounts		18
4.2	Certain Rights and Powers in Respect of Accounts and Funds		19

	4.2.1	Rights to Accounts	19
	4.2.2	Certain Additional Powers of Collateral Agent and Depositary	19
	4.2.3	Control	20

4.3	Security Interest; Grant Pursuant to Security Agreement		21

	4.3.1	Acknowledgment	21

4.4	Perfection; Further Assurances		21
4.5	Other Liens; Adverse Claim		21
4.6	Duties and Certain Rights of Depositary		22

	4.6.1	General	22
	4.6.2	Appointment	23
	4.6.3	Negative Pledge	23
	4.6.4	Instructions Upon an Event of Default	23
	4.6.5	Standard of Care	24
	4.6.6	Action Upon Notices; Exercise of Judgment	24
	4.6.7	Indemnification and Liability	24
	4.6.8	Court Orders	25
	4.6.9	Resignation and Termination	26
	4.6.10	Directions and Instructions to the Depositary	26
	4.6.11	Individual Capacity	27
	4.6.12	Duties	27
	4.6.13	Succession	27

ii

4.7	Remedies		27
4.8	Costs, Expenses and Attorneys’ Fees		28
4.9	Additional Rights of Collateral Agent and Depositary		28

	4.9.1	Actions	28
	4.9.2	No Responsibility for Statements, Etc.	29
	4.9.3	Collateral	29

4.10	Non-Business Days		29

ARTICLE 5. TERMINATION OF AGREEMENT			29

ARTICLE 6. MISCELLANEOUS			30

6.1	Notices		30
6.2	Benefit of Agreement		31
6.3	Delay and Waiver		32
6.4	Amendments		32
6.5	Governing Law		32
6.6	Consent to Jurisdiction		32
6.7	WAIVER OF JURY TRIAL		32
6.8	Severability		33
6.9	Headings		33
6.10	Successors and Assigns		33
6.11	Entire Agreement		33
6.12	Survival of Agreements		34
6.13	Counterparts		34
6.14	Patriot Act		34

EXHIBITS

Exhibit A	Form of Account Withdrawal Instruction

Exhibit B	Form of Account Withdrawal Request

Exhibit C	Note Purchase Agreement

iii

This DEPOSITARY AGREEMENT, dated as of March 20, 2013 (this “Agreement”), is entered into by and among DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company (the “Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the Secured Parties (in such capacity, “Collateral Agent”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary agent, bank and securities intermediary (in such capacities, “Depositary”).

RECITALS

A. The Company intends to develop, construct, install, finance, own, operate and maintain a portfolio of fuel cell electricity generators with an aggregate capacity of 30 MW, to be located on one or more sites in New Castle County, Delaware (the “Project”).

B. In order to finance the development, construction, installation, testing, operation and use of the Project and the acquisition of certain other assets related thereto, the Company has entered into that certain Note Purchase Agreement, dated as of March 20, 2013, a copy of which is attached hereto as Exhibit C (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) with the Purchasers (as defined in the Note Purchase Agreement), pursuant to which, among other things, the Company has issued Notes to the Purchasers in an aggregate principal amount equal to $144,812,500.

C. In order to further secure and support the Company’s obligations to the Purchasers under the Note Purchase Agreement, the Company is entering into this Agreement, pursuant to which, among other things, the Company will grant to Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Accounts and in all financial assets held therein or credited thereto and all proceeds thereof.

D. Depositary has agreed to act as depositary agent, bank and securities intermediary pursuant to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with Collateral Agent and Depositary, for the benefit of the Secured Parties, as follows:

ARTICLE 1.

DEFINED TERMS

1.1 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

“Account Withdrawal Documents” means, collectively, any Account Withdrawal Request and the Account Withdrawal Instruction related thereto, properly completed by the Company and delivered to Collateral Agent and each Holder in accordance with the applicable provisions of this Agreement.

“Account Withdrawal Instruction” means an instruction letter substantially in the form of Exhibit A hereto delivered by the Company to Collateral Agent for further delivery to Depositary.

“Account Withdrawal Request” means a certificate in the form of Exhibit B hereto signed by a duly authorized representative of the Company and delivered to Collateral Agent and each Holder.

“Accounts” has the meaning set forth in Section 2.1.

“Affiliate” of a specified Person means any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly (either alone or pursuant to an arrangement or understanding with one or more other Persons), of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Authorized Signatory” has the meaning given in Section 4.6.10.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in the State of New York or the State of Delaware.

“Casualty Event” means the loss, damage or destruction of any part of the Improvements or any personal property related to the Project.

“Collateral” means all property which is subject or is intended to become subject to the security interests or liens granted by any of the Collateral Documents.

“Collateral Agent” has the meaning given in the preamble to this Agreement.

“Collateral Documents” means the collateral security documents entered into for the purpose of providing collateral security for the benefit of the Secured Parties to secure the obligations of the Company under the Note Purchase Agreement and the other Credit Documents.

“Company” has the meaning given in the preamble to this Agreement.

“Conditions to Release of Funds” has the meaning given in Section 3.7.2(b) .

“Construction Escrow Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“Debt Service Deficiency” has the meaning given in Section 3.6.2.

“Debt Service Reserve Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“Depositary” has the meaning given in the preamble to this Agreement.

“Distribution Suspense Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“Eminent Domain Proceeds” means all proceeds received in respect of any Event of Eminent Domain.

“Forced Outage Replacement RECs” has the meaning given in the Tariff.

“IDC Reserve Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“Indemnified Persons” has the meaning given in Section 4.6.7(a) .

“Insurance Proceeds” means all proceeds in respect of any property insurance policy required to be maintained by the Company under the Credit Documents.

“Item” has the meaning given to such term in Section 4.5(b) herein.

“Loss Event” means any Casualty Event or Event of Eminent Domain, as the context requires.

“Loss Proceeds” means, individually and collectively, Insurance Proceeds and Eminent Domain Proceeds.

“Loss Proceeds Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“Monthly Date” means the last Business Day of each month.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Amount” means, with respect to any Loss Event, the aggregate amount of Loss Proceeds received by the Company or Collateral Agent in respect of such Loss Event, net of reasonable expenses incurred in connection with the collection thereof.

“Note Purchase Agreement” has the meaning given in the recitals to this Agreement.

“Operating Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“Permitted Investments” means: (i) marketable securities issued by the U.S. Government and supported by the full faith and credit of the U.S. Treasury, by statute; (ii) marketable debt securities, rated Aaa by Moody’s and/ or AAA by S&P, issued by

U.S. Government-sponsored enterprises, U. S. Federal agencies, U. S. Federal financing banks, and international institutions whose capital stock has been subscribed for by the United States; (iii) certificates of deposit, time deposits, and bankers acceptances of any bank or trust company incorporated under the laws of the United States or any state, provided that, at the date of acquisition, such investment, and/or the commercial paper or other short term debt obligation of such bank or trust company has a short-term credit rating or ratings from Moody’s and/or S&P, each at least P-1 or A-1; (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated by Moody’s and/or S&P, provided each such credit rating is least P-1 and/or A-1; (v) money market mutual funds that are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a-7 and that at the time of such investment are rated Aaa by Moody’s and/or AAAm by S&P, including such funds for which Depositary or an Affiliate provides investment advice or other services; (vi) tax-exempt variable rate commercial paper, tax-exempt adjustable rate option tender bonds, and other tax-exempt bonds or notes issued by municipalities in the United States, having a short-term rating of “MIG-1” or “VMIG-1” or a long term rating of “AA” (Moody’s), or a short-term rating of “A-1” or a long term rating of “AA” (S&P); (vii) repurchase obligations with a term of not more than thirty days, 102 percent collateralized, for underlying securities of the types described in clauses (i) and (ii) above, entered into with any bank or trust company or its respective Affiliate meeting the requirements specified in clause (iii) above; and (viii) maturities on the above securities shall not exceed 365 days and all rating requirements and/or percentage restrictions are based on the time of purchase.

“Project” has the meaning given in the recitals to this Agreement.

“Required Equity Contribution” has the meaning given in the Equity Contribution Agreement.

“Revenue Account” means the account designated by that name established by the Company with Depositary pursuant to Section 2.1.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“Waterfall Level” means any of the waterfall levels set forth in Section 3.3.2, as the case may be.

1.2 Undefined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement have the meanings provided in the Note Purchase Agreement.

1.3 Rules of Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in Schedule B to the Note Purchase Agreement shall apply to this Agreement, and are incorporated herein by reference, mutatis mutandis.

ARTICLE 2.

ESTABLISHMENT AND ADMINISTRATION OF ACCOUNTS

2.1 Establishment of Accounts with Depositary.

(a) The Company hereby directs Depositary to establish on or prior to the date hereof and maintain until the termination of this Agreement in accordance with Article 5 or as otherwise expressly set forth herein, at its office located at 60 Wall Street MSNYC 60-2710, New York, NY 10005, Attention: Trust and Agency Services, the following segregated non-interest bearing accounts (each to be referred to herein by the defined term provided, and collectively the “Accounts”), in the name of the Company (as the securities entitlement holder), but under the exclusive dominion and control of Collateral Agent pursuant to the terms of this Agreement:

Name of Account at Depositary	Account Number	Defined Term for Account
[***]	[***]	“Construction Escrow Account”
[***]	[***]	“Revenue Account”
[***]	[***]	“Loss Proceeds Account”
[***]	[***]	“Operating Account”
[***]	[***]	“Distribution Suspense Account”
[***]	[***]	“Debt Service Reserve Account”
[***]	[***]	“IDC Reserve Account”
[***]	[***]	“Note Redemption Account”

[***] Confidential Treatment Requested

The complete wire instructions for each of the Accounts are as follows:

Deutsche Bank Trust Company Americas

ABA No.: [***]

Account #: [***]

Beneficiary Name: Trust and Securities Services

FFC AC : PORT [        ]

Attention: Anabelle Roa – Diamond State Generation Partners

(b) Depositary shall send copies of all statements and confirmations for the Accounts simultaneously to the Company and Collateral Agent.

2.2 Permitted Investments;

2.2.1 Directing the Making of Investments. Any cash held in Accounts maintained hereunder shall be invested and reinvested in Permitted Investments from time to time by Depositary at the expense and risk of the Company (a) as directed by the Company, so long as Collateral Agent has not notified Depositary that an “Event of Default” under the Note Purchase Agreement has occurred and is continuing or after Collateral Agent has notified Depositary that any such Event of Default no longer exists, and (b) as directed by Collateral Agent, if Collateral Agent has notified Depositary that an Event of Default has occurred and is continuing (and Depositary has had reasonable time, in any event not to exceed 3 Business Days, to act on such notice), until such time, if ever, as Collateral Agent notifies Depositary that any such Event of Default no longer exists; provided, however, that, if the Company fails to so direct Depositary, or if there exists an Event of Default and Collateral Agent fails to so direct Depositary, by 11:00 a.m. on the date on which the term of any Permitted Investment terminates, amounts in respect of such terminating Permitted Investment shall be reinvested in any mutual funds for which Depositary or any Affiliate of Depositary may serve as investment advisor or other service provider. The other parties hereto acknowledge that shares in this mutual fund are not obligations of Deutsche Bank Trust Company Americas or any of its Affiliates, are not deposits and are not insured by the FDIC. Depositary or its Affiliate may be compensated by the mutual fund for services rendered in its capacity as investment advisor, or other service provider, such as provider of shareholder servicing and distribution services, and such compensation is both described in detail in the prospectus for the fund, and is in addition to the compensation, if any, paid to Deutsche Bank Trust Company Americas in its capacity as Depositary hereunder. Depositary’s obligation to invest such amounts is conditioned upon receipt by Depositary from the Company of a valid Form W-9 of the Internal Revenue Service of the United States in accordance with Section 2.2.3. The right to direct the manner of investment includes, but is not limited to, the right (i) to direct Depositary to sell any Permitted Investment or hold it until maturity and (ii) upon any sale at maturity of any Permitted Investment, to direct Depositary to reinvest the proceeds thereof, plus any interest received by Depositary thereon, in Permitted Investments or to hold such proceeds and interest for application pursuant to the terms of this Agreement. Depositary shall have no liability for any loss resulting from any such investment other than any such loss caused solely by Depositary’s willful misconduct or gross negligence. Except as otherwise provided in this Section 2.2, any balances in the Accounts shall remain uninvested.

[***] Confidential Treatment Requested

2.2.2 Application of Permitted Investments. Permitted Investments purchased in connection herewith and under the provisions of this Agreement by Depositary shall be deemed at all times to be a part of the Account from which funds were withdrawn in order to acquire the Permitted Investment and shall be deemed to constitute funds on deposit in and credited to such Account, and the income or interest earned and gains realized in excess of losses incurred by an Account due to the investment of funds deposited therein shall be credited and retained in the particular Account in respect of which the Permitted Investment was purchased, except as expressly provided by the terms hereof.

2.2.3 Earnings.

(a) For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be credited to the Company for tax reporting purposes. Depositary shall provide to the Company a statement with respect to all interest earned on any Account as of the close of each calendar year for which income is earned on the Accounts. The Company shall provide Depositary with its taxpayer identification number, documented, to the extent necessary, by an appropriate executed Form W-9, upon execution of this Agreement. The Form W-9 shall, to the extent necessary, be renewed as required by the Internal Revenue Service of the United States and provided to Depositary.

(b) Any interest, gain or other earnings on, or proceeds of, investments credited to any Account that may be received by Depositary shall be deposited in such Account.

2.2.4 Liquidation of Investments for Distributions. Any direction of an Authorized Signatory of the Company, with respect to the investment or reinvestment of monies held in any Account shall direct investment or reinvestment only in Permitted Investments that shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of transfers into and from such Accounts. Collateral Agent is hereby authorized in any event to direct Depositary to liquidate or direct the liquidation of any Permitted Investment (without regard to maturity date) whenever Collateral Agent deems it necessary in order to make or cause to be made any deposit, transfer or distribution. In furtherance, and not in limitation, but without duplication, of any other indemnity or limitation of liability with respect to Collateral Agent or Depositary contained herein, neither Collateral Agent nor any other Secured Party shall in any way be liable for any losses incurred by the Company, including losses due to early liquidation or market risk, which are a result of Collateral Agent’s exercise of its authority under this provision, other than any such loss arising from Collateral Agent’s willful misconduct or gross negligence. Neither Collateral Agent nor Depositary nor any other Secured Party shall in any event be liable or responsible for any loss, penalty or gain resulting from any investment made hereunder in accordance with the terms of this Agreement.

2.2.5 Value of Permitted Investments. For purposes of this Agreement (including determination of the balance in, or the aggregate amount on deposit in and credited to, any Account), the value of any investment shall be the lesser of (a) the face amount thereof and (b) the fair market value thereof.

2.2.6 Security Interest. Whenever the Company directs Depositary to purchase a Permitted Investment not represented or evidenced by certificates or instruments capable of possession, the Company shall notify Collateral Agent of such purchase and, upon the request of Collateral Agent, Depositary shall deliver such information in Depositary’s possession to Collateral Agent as may be reasonably necessary to enable Collateral Agent to take all necessary action, including giving confirmations and notices to record Collateral Agent’s interest therein, all as required by the UCC to perfect a first priority security interest for the benefit of Collateral Agent. Without limiting the foregoing, whenever Depositary is instructed to purchase a Permitted Investment which is a certificate of deposit, Depositary shall simultaneously or promptly thereafter notify the issuer of the certificate of deposit as follows: Deutsche Bank Trust Company Americas, as Collateral Agent for the benefit of the Secured Parties, has a security interest and pledge in the certificate(s) of deposit being purchased this day by Deutsche Bank Trust Company Americas, as depositary agent and bailee on behalf of Collateral Agent and the other Secured Parties.

2.3 Books of Account; Statements; Etc. Depositary shall maintain books of account on a cash basis and record therein all deposits into and transfers to and from the Accounts and all investment transactions effected by Depositary pursuant to the terms hereof, and any such recordation shall constitute prima facie evidence of the information recorded. Not later than the 10th Business Day of each month, commencing with the first month to occur after the date hereof, Depositary shall deliver to Company a statement setting forth the transactions in each Account during the preceding month, including deposits, withdrawals and transfers from and to any Account, and specifying any Permitted Investments and other amounts held in each Account at the close of business on the last Business Day of the preceding month. In addition, Depositary shall promptly respond during normal business hours to requests by Collateral Agent or the Company for information regarding deposits, investments and transfers into, in respect of and among the Accounts. Depositary shall provide access to its on line bank statements and transaction activities reports with respect to each Account subject to Company and Collateral Agent providing any reasonable information to Depositary which is needed to establish such person with access to such on line system.

2.4 Adequate Instruction; Sufficiency of Funds.

2.4.1 In the event that Depositary receives any monies in respect of the Company without adequate instruction as to the Account into which such monies are to be deposited, Depositary shall immediately deposit such monies into the Construction Escrow Account and, after notice from Collateral Agent that the Final Completion Date has occurred, into the Revenue Account, keeping such records as may be necessary to adequately distinguish such monies from other funds held in such Account, and shall immediately thereafter notify the Company and Collateral Agent of the receipt of such monies. At any time that Depositary subsequently receives instructions from the Company and Collateral Agent jointly (unless an Event of Default exists, in which case instructions only from Collateral Agent shall be sufficient) specifying the Account into which any such monies should be deposited, Depositary shall transfer such monies, within one Business Day of receiving such notice, from the Construction Escrow Account or Revenue Account, as the case may be, into the Account(s) that the Company and/or Collateral Agent specified in such subsequent instructions.

2.4.2 To the extent that there are insufficient funds in the relevant Account to make a transfer or withdrawal directed by an Account Withdrawal Instruction, Depositary shall (i) immediately notify the Company and Collateral Agent of such deficiency and (ii) thereafter, to the extent practicable, unless it promptly receives contrary joint instructions from Collateral Agent and the Company, make such withdrawal or transfer to the extent of such funds.

2.5 Power of Attorney. With respect to the powers and rights granted to Collateral Agent in Article 3, the Company hereby constitutes and appoints Collateral Agent its true and lawful attorney-in-fact to make the direct payments specified therein, and this power of attorney shall be deemed to be a power coupled with an interest and shall be irrevocable. No further direction or authorization from the Company shall be necessary to warrant or permit Collateral Agent to make such direct payments in accordance with the foregoing sentence and Article 3; provided, that Collateral Agent shall have no obligation to make any such payment unless instructed to do so upon the written direction of the Required Holders.

2.6 Interest. Depositary shall credit to each Account all receipts of interest and other income received in respect of the funds held in such Account.

2.7 Actions by Collateral Agent. Collateral Agent shall only be obligated to act hereunder upon the written direction of the Required Holders.

ARTICLE 3.

PROJECT ACCOUNTS

3.1 Account Withdrawals, Transfers and Payments.

3.1.1 General Procedures.

(a) For every withdrawal, transfer or payment from any Account, the Company shall execute and deliver to Collateral Agent and each Holder an Account Withdrawal Request and a proposed Account Withdrawal Instruction related thereto at least seven Business Days prior to the proposed date of a withdrawal, transfer or payment from an Account. The Company shall submit, together with each set of Account Withdrawal Documents, receipts, invoices and any other appropriate documentation or materials reasonably requested by Collateral Agent or any Holder to enable it to confirm the withdrawals and transfers specified in the applicable Account Withdrawal Request and the other matters described therein.

(b) Unless Collateral Agent and the Company have received from the Required Holders a written objection with respect to the Account Withdrawal Documents within three Business Days from the Company’s delivery thereof, Collateral Agent shall sign the applicable Account Withdrawal Instruction and deliver such Account Withdrawal Instruction to Depositary with a copy to the Company. If the Required Holders provide a written objection (within the applicable time period provided in the immediately preceding sentence) to only part of any individual withdrawal, transfer or payment requested in any Account Withdrawal Request, Collateral Agent shall sign the applicable Account Withdrawal Instruction, modified to reflect only the withdrawals, transfers and payments that have not been timely objected to, and deliver such Account

Withdrawal Instruction to Depositary. The Company shall be permitted to submit a revised set of Account Withdrawal Documents to Collateral Agent and each Holder with respect to any withdrawals, transfers and payments that have been timely objected to.

(c) The Company agrees that Collateral Agent may direct Depositary to transfer any or all sums on deposit in or credited to any Account directly into the accounts identified by the Company in each Account Withdrawal Request without further authorization from the Company; provided that if the Company has notified Collateral Agent that it is contesting a claim for payment in accordance with the applicable Operative Documents, Collateral Agent shall not be entitled to directly pay any amount being contested, except any portion of such amount which is not being contested by the Company.

3.1.2 Account Withdrawal Documents. A set of Account Withdrawal Documents shall be deemed properly delivered by the Company to Collateral Agent and each Holder if such Account Withdrawal Documents have been properly completed and delivered to the Collateral Agent and the Required Holders in accordance with the applicable time requirements set forth herein and not objected by the Required Holders as provided in Section 3.1.1 (b) above. To the extent that any directions to Depositary or any requested actions by Depositary under this Article 3 require actions to be taken by the Company and the Company fails to perform such actions, or if any Account Withdrawal Documents submitted by the Company are incorrect or if an Event of Default has occurred and is continuing or would occur based on the Company’s failure to submit, or to submit accurate and necessary, Account Withdrawal Documents, Collateral Agent may, but is not obligated to, perform such actions by completing and executing an Account Withdrawal Instruction at the direction of the Required Holders and delivering such Account Withdrawal Instruction to Depositary.

3.1.3 Withdrawal and Transfers. Upon receipt before 11:00 A.M. on a Business Day by Depositary of an Account Withdrawal Instruction pursuant to which Collateral Agent directs the withdrawal of funds from any Account, Depositary shall make such withdrawals and shall apply such funds to the uses and in the amounts specified in such Account Withdrawal Instruction as soon as reasonably practicable, and in any event within the next Business Day after receipt of such Account Withdrawal Instruction.

3.2 Construction Escrow Account.

3.2.1 Deposits into the Construction Escrow Account. Commencing on the Closing Date and until the Final Completion Date, the Company shall immediately deposit or cause to be deposited into the Construction Escrow Account each of the following:

(a) all proceeds of the Notes issued under the Note Purchase Agreement other than such proceeds that are applied as of the Closing Date for (i) the repayment of the Debt outstanding under the Existing Financing Agreement, (ii) deposit of an amount equal to the Debt Service Reserve Requirement into the Debt Service Reserve Account, (iii) deposit of the amount set forth in Section 3.5.1 into the IDC Reserve Account, (iv) payment of all fees and costs related to the transactions under the Note Purchase Agreement and the other Credit Documents and (v) payment to the Pledgor of the Permitted Distribution;

(b) the proceeds of all cash equity contributions made to the Company (as provided in Section 4.2.9(a) and (b) of the Note Purchase Agreement); and

(c) all delay in start-up or business interruption insurance proceeds received by the Company.

3.2.2 Disbursements from the Construction Escrow Account.

(a) The Company shall submit a set of Account Withdrawal Documents to Collateral Agent and each Holder as and when, but no more frequently than one time each month, the Company seeks to withdraw or transfer funds from the Construction Escrow Account, which Account Withdrawal Documents shall be delivered concurrently with the delivery of a Drawdown Certificate by the Company to each Holder and the Independent Engineer pursuant to Section 4.2.1 of the Note Purchase Agreement. The applicable Account Withdrawal Request shall request Collateral Agent to direct Depositary to transfer or apply monies on deposit in the Construction Escrow Account to the account or accounts specified by the Company to pay, to the extent consistent with the then-current Project Budget (including any contingency and subject to any overage permitted by Section 9.14(c) of the Note Purchase Agreement) or otherwise approved or permitted hereunder, Project Costs due and owing.

(b) On the Final Completion Date:

(1) subject to the occurrence of the Final Completion Date, as confirmed to Collateral Agent in writing by the Company, any amounts remaining on deposit in the Construction Escrow Account on the Final Completion Date shall be transferred by Depositary to the account or accounts to be specified by the Company in its sole discretion (including to pay the Final Completion Date Distribution); and

(2) after all the proceeds then on deposit or credited to the Construction Escrow Account shall have been withdrawn or transferred pursuant to the foregoing clause (1) above, Collateral Agent shall direct Depositary to close the Construction Escrow Account.

3.3 Revenue Account.

3.3.1 Deposits into Revenue Account. The Company shall deposit into the Revenue Account all Project Revenues (other than delay in start-up or business interruption insurance proceeds received prior to the Final Completion Date which will be deposited into the Construction Escrow Account pursuant to Section 3.2.1(c)) .

3.3.2 Disbursements from the Revenue Account.

(a) To cause the withdrawal or transfer of amounts on deposit in the Revenue Account, the Company shall submit to Collateral Agent and each Holder a set of Account Withdrawal Documents at least four Business Days prior to the last Business Day of each calendar month. Unless Collateral Agent and the Company have received from the Required Holders a written objection with respect to the Account Withdrawal Documents within three Business Days from the Company’s delivery thereof, Collateral Agent shall sign the applicable Account Withdrawal Instructions and deliver such Account Withdrawal Instructions to Depositary at least one Business Day prior to the last Business Day of the month in which such Account Withdrawal Documents were submitted or the proposed disbursement date, as applicable.

(b) Prior to the Final Completion Date, amounts on deposit in the Revenue Account shall be applied to the following uses, in the following amounts, at the following times, and in the following order of priority, to the extent funds are available therefor:

(1) On each Monthly Date, to the Operating Account for the payment of all O&M Costs then due and payable or to be due and payable in the ensuing month, subject in all events to a maximum amount determined pursuant to Section 3.3.2(d) .

(2) On each Monthly Date, to the Operating Account for the payment of all reimbursable amounts currently payable to Collateral Agent or Depositary in connection with the Credit Documents.

(3) On each Repayment Date, amounts sufficient to pay principal, all accrued interest and fees on the Notes (provided that, to the extent amounts on deposit in the Revenue Account are insufficient for such purpose, such amounts shall be withdrawn from the IDC Reserve Account in accordance with Section 3.5.2(a)) .

(4) On each Repayment Date, at the Company’s election, to the optional prepayment of the Notes pursuant to Section 8.2 of the Note Purchase Agreement.

(c) On and after the Final Completion Date, amounts on deposit in the Revenue Account shall be applied to the following uses, in the following amounts, at the following times, and in the following order of priority, to the extent funds are available therefor:

(1) On each Monthly Date, to the Operating Account for the payment of all O&M Costs then due and payable or to be due and payable in the ensuing month (other than pursuant to Waterfall Level (6) below), subject in all events to a maximum amount determined pursuant to Section 3.3.2(d); provided, that during a Forced Outage Event, amounts disbursed pursuant to this Waterfall Level (1) shall not exceed [***] per month plus the cost of any Forced Outage Replacement RECs.

[***] Confidential Treatment Requested

(2) On each Monthly Date, to the payment of all reimbursable amounts currently payable to Collateral Agent or Depositary in connection with the Credit Documents.

(3) On each Repayment Date, to the payment of interest on the Notes, and on other amounts accruing interest under the Credit Documents.

(4) On each Repayment Date, to the scheduled repayment of the principal of the Notes.

(5) On each Repayment Date, to the Debt Service Reserve Account the amount (if any) necessary to fund the Debt Service Reserve Account so that the amount then on deposit in or credited to the Debt Service Reserve Account equals the Debt Service Reserve Requirement at such time.

(6) On each Repayment Date, to the Operating Account for the payment of all O&M Costs then due and payable or to be due and payable in the ensuing month with respect to any System that is not operating at least at [***] of its nameplate capacity.

(7) On each Repayment Date, to any mandatory prepayment of the Notes pursuant to Section 8.1.2 of the Note Purchase Agreement.

(8) On any Repayment Date, if the Distribution Conditions have been satisfied, to the account directed by the Company in the Account Withdrawal Request, free of the Liens of the Collateral Documents, and if the Distribution Conditions have not been satisfied, to the Distribution Suspense Account.

(d) O&M Costs payable at Waterfall Level (1) of Sections 3.3.2(b) and 3.3.2(c) shall not in any event exceed the amounts prescribed by Section 9.14(c) of the Note Purchase Agreement. The Company shall promptly pay all O&M Costs in excess of the foregoing limit from the Distribution Suspense Account.

3.4 Operating Account.

3.4.1 Deposits into the Operating Account. Amounts shall be transferred to the Operating Account as provided in Sections 3.3.2(b)(1) and (2) and 3.3.2(c)(1) and (6).

3.4.2 Disbursements from the Operating Account. The Company shall submit a set of Account Withdrawal Documents to Collateral Agent and each Holder as and when, but no more frequently than one time each month, the Company seeks to withdraw or transfer funds from the Operating Account. The applicable Account Withdrawal Request shall request Collateral Agent to direct Depositary to apply monies on deposit in the Operating Account to pay, to the extent consistent with the then-current Annual Operating Budget (including any contingency and subject to any overage permitted by Section 9.14(c) of the Note Purchase Agreement) or otherwise approved or permitted hereunder, O&M Costs due and owing and reimbursable amounts currently payable to Collateral Agent or Depositary in connection with the Credit Documents.

[***] Confidential Treatment Requested

3.5 IDC Reserve Account.

3.5.1 Deposit into the IDC Reserve Account. On the Closing Date, the Company shall fund or cause to be funded the IDC Reserve Account in an amount equal to [***].

3.5.2 Disbursements from the IDC Reserve Account.

(a) Prior to the Final Completion Date, Collateral Agent shall direct Depositary, pursuant to an Account Withdrawal Instruction, to withdraw amounts from the IDC Reserve Account to pay principal, all accrued interest and fees on the Notes to the extent that amounts in the Revenue Account are insufficient therefor.

(b) On the Final Completion Date:

(1) subject to the occurrence of the Final Completion Date, as confirmed to Collateral Agent in writing by the Company, any amounts remaining on deposit in the IDC Reserve Account on the Final Completion Date shall be transferred by Depositary to the account or accounts to be specified by the Company in its sole discretion (including to pay the Final Completion Date Distribution); and

(2) after all the proceeds then on deposit or credited to the IDC Reserve Account shall have been withdrawn or transferred pursuant to the foregoing clause (1), Collateral Agent shall direct Depositary to close the IDC Reserve Account.

3.6 Debt Service Reserve Account.

3.6.1 Deposit into the Debt Service Reserve Account. On the Closing Date, the Company shall fund or cause to be funded the Debt Service Reserve Account in an amount equal to the Debt Service Reserve Requirement. If on any Repayment Date, amounts in the Debt Service Reserve Account are below the Debt Service Reserve Requirement, there shall be deposited all amounts in excess of the amounts applied pursuant to Waterfall Levels (1)-(4) of Section 3.3.2(c) in the Debt Service Reserve Account until the balance in the Debt Service Reserve Account is equal to the Debt Service Reserve Requirement.

3.6.2 Withdrawals from the Debt Service Reserve Account. If at any time when amounts are required to be paid pursuant to Waterfall Level (3) and (4) of Section 3.3.2(c), or the Company is required to provide Forced Outage Replacement RECs to DPL under the Tariff during a Forced Outage Event, and insufficient funds are contained in the Revenue Account and Distribution Suspense Account to pay such amounts (a “Debt Service Deficiency”), Collateral Agent shall direct Depositary, pursuant to an Account Withdrawal Instruction, to withdraw from the Debt Service Reserve Account funds deposited in or credited to such Account, in an amount sufficient to pay such amounts.

[***] Confidential Treatment Requested

3.6.3 Disbursement of Excess Amounts from the Debt Service Reserve Account. At any time the funds on deposit in the Debt Service Reserve Account are greater than (i) the Debt Service Reserve Requirement at such time or (ii) the aggregate remaining principal and interest payments on the Notes, and no Event of Default or Forced Outage Event has occurred and is continuing, Collateral Agent shall direct Depositary to transfer to the Revenue Account any such excess cash as requested by the Company pursuant to an Account Withdrawal Request, to the extent of such excess.

3.7 Loss Proceeds Account.

3.7.1 Deposit into the Loss Proceeds Account. The Company shall deposit, and shall use commercially reasonable efforts to cause third parties that would otherwise make payments directly to the Company to deposit, into the Loss Proceeds Account the Net Available Amount of all Loss Proceeds upon receipt thereof. If Loss Proceeds are received by the Company, the Company shall hold such payments in trust for Depositary and shall promptly remit the Net Available Amount of such Loss Proceeds to Depositary for deposit into the Loss Proceeds Account, in the form received, with any necessary endorsements.

3.7.2 Withdrawals from the Loss Proceeds Account.

(a) If there shall occur any single Loss Event with respect to which the replacement value does not exceed [***], the Net Available Amount of any Loss Proceeds in respect of such Loss Event shall be applied by the Company to the prompt payment of the cost of the repair or restoration of such damage or destruction.

(b) If the Company receives Loss Proceeds relating to a Loss Event in respect of a single Loss Event greater than [***] (as determined by the replacement value of the item of property subject to the Loss Event) and the following conditions have been satisfied or waived by the Required Holders in consultation with the Independent Engineer (the “Conditions to Release of Funds”):

(i) such damage or destruction does not constitute the destruction of all or substantially all of the man-made portion of the Project;

(ii) no Event of Default has occurred and is continuing (other than an Event of Default resulting solely from such damage or destruction) and after giving effect to any proposed repair and restoration, such damage or destruction or proposed repair and restoration will not result in a Default or Event of Default;

(iii) the Company and the Independent Engineer certify, and the Required Holders determine in their reasonable judgment, that repair or restoration of the Project is technically and economically feasible within a one-year period and that a sufficient amount of funds is or will be available to the Company to make such repairs and restorations;

(iv) the Required Holders in consultation with the Independent Engineer reasonably determine that after repair and restoration the Project should be as capable of generating Project Revenues as prior to the casualty and consistent with the Base Case Projections;

[***] Confidential Treatment Requested

(v) (A) no material Permit is necessary to proceed with the repair and restoration and (B) no material amendment to this Agreement or any of the Operative Documents is necessary for the purpose of effecting the repairs or restorations and (C) no material amendment to this Agreement or any of the Operative Documents is necessary for the purpose of subjecting the repairs or restorations to the Liens of the Collateral Documents, or, if any such is necessary, the Company will be able to obtain such as and when required;

(vi) if requested by the Required Holders, the Holders shall receive an opinion of counsel acceptable to Collateral Agent, at the Company’s expense, opining as to the matters described in clauses (A) and (C) of paragraph (v) above, and such opinion shall also state that that such repairs or restoration will be subject to the Liens of the Collateral Documents; and

(vii) Collateral Agent shall receive such additional title insurance, title insurance endorsements, mechanic’s lien waivers, certificates, opinions or other matters as Required Holders may reasonably request as necessary or appropriate in connection with such repairs or restoration or to preserve or protect the holders of the Notes’ interests hereunder and in the Collateral.

then the Net Available Amount of such Loss Proceeds shall be applied by the Company to the prompt repair or restoration of the Project in accordance with the following procedures:

(i) the Company shall submit a detailed report to Collateral Agent describing the Company’s plan for effectuating repairs or restoration, and such report shall be subject to the review and approval of the Required Holders in consultation with the Independent Engineer (such approval not to be unreasonably withheld).

(ii) from time to time after the Required Holders shall have duly approved the making of such repairs or restoration, Collateral Agent’s release of Loss Proceeds for application toward such repairs or restoration shall be conditioned upon the Company’s request and the presentation to Collateral Agent of a certificate from the Company (i) describing in reasonable detail the nature of the repairs or restoration to be effected with such release, (ii) stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of the Company and that such amount is requested to pay the cost thereof, (iii) stating that the aggregate amount requested by the Company in respect of such repairs or restoration (when added to any other Loss Proceeds received by the Company in respect of such damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds is or will be available to the Company to repair or restore the Project, and (iv) stating that no Event of Default has occurred and is continuing other than an Event of Default resulting solely from such damage or destruction.

(c) If the Company receives Loss Proceeds relating to a Loss Event in respect of a single Loss Event greater than [***] (as determined by the replacement value of the item of property subject to the Loss Event) and the Conditions to Release of Funds are not met, then the Net Available Amount of such Loss Proceeds shall be applied to the mandatory prepayment of the Notes pursuant to Section 8.1.2(i) of the Note Purchase Agreement.

3.7.3 Surplus Proceeds. If, after Loss Proceeds have been applied to the repair or restoration of the Project as provided in Section 3.7.2, there remain any excess Loss Proceeds, the Net Available Amount of such Loss Proceeds shall be transferred to the Revenue Account.

3.8 Distribution Suspense Account. Deposits to the Distribution Suspense Account. Amounts shall be deposited in the Distribution Suspense Account from the Revenue Account as provided in Waterfall Level (8) of Section 3.3.2(c).

3.8.2 Transfers and Payments from the Distribution Suspense Account.

(a) Until the funds in the Distribution Suspense Account have been applied as provided in clause (b) below, Collateral Agent shall direct Depositary to withdraw amounts therefrom to pay all fees, charges, costs and other amounts specified in Waterfall Level (1) through Waterfall Level (4) of Section 3.3.2(c), as applicable, in such order, to the extent that amounts in the Revenue Account are insufficient therefor and prior to applying funds from the Debt Service Reserve Account. Funds so applied shall be deemed those last deposited in the Distribution Suspension Account.

(b) Any funds deposited into the Distribution Suspense Account and held in the Distribution Suspense Account until after the fourth Repayment Date following such deposit shall be applied to the prepayment of the Notes in accordance with Section 8.1.2 of the Note Purchase Agreement.

(c) If the Distribution Conditions are satisfied on any Repayment Date after deposit of such funds, all amounts in the Distribution Suspense Account (or any lesser amount elected by the Company) will be released and transferred to the account or accounts specified by the Company for any purpose pursuant to an Account Withdrawal Request. All amounts released and transferred from the Distribution Suspense Account shall be deemed to be released and transferred in the same order as deposited in the Distribution Suspense Account.

3.9 Note Redemption Account.

3.9.1 Deposits to the Note Redemption Account. The Company shall cause the Sponsor to promptly deposit into the Note Redemption Account any Required Equity Contribution to be made pursuant to and in accordance with Sections 2.1 and 2.2 of the Equity Contribution Agreement.

[***] Confidential Treatment Requested

3.9.2 Transfers from the Note Redemption Account. After any amounts are received in the Note Redemption Account, Collateral Agent shall direct Depositary, pursuant to an Account Withdrawal Instruction, to withdraw amounts from the Note Redemption Account in the amount specified in such Account Withdrawal Instruction and to pay such amount on the Offer Settlement Date to any Holder of the Notes that has accepted an Offer to Repay made by the Company pursuant to, and in the amount required by, Section 8.1.3 of the Note Purchase Agreement.

3.10 Cash Grant Account. If any Cash Grant proceeds are received by the Company, such amount shall be deposited into the Cash Grant Account. The Cash Grant Account shall not be an Account under the terms of this Agreement or the Note Purchase Agreement. Any property on deposit in such account at any time may be distributed to Pledgor without the requirement of Pledgor requesting any such distribution and nothwithstanding that a Default or Event of Default has occurred or is continuing.

ARTICLE 4.

SECURITY AND RELATED PROVISIONS; SECURITIES INTERMEDIARY

4.1 Securities Accounts; Deposit Accounts. Depositary hereby agrees and confirms that Depositary has established the Accounts as set forth and defined in this Agreement. The parties hereto hereby agree that:

(a) each Account is and will be maintained as a “securities account” (as defined in Section 8-501(a) of the UCC), and, to the extent that credit balances not constituting financial assets are credited thereto, as a “deposit account” (as defined in Section 9-102(a)(29) of the UCC);

(b) Depositary is acting in the capacity of “securities intermediary” (as defined in Section 8-102(a)(14) of the UCC) with respect to the Accounts and financial assets deposited therein or credited thereto, and as a “bank” (as defined in Section 9-102(a)(8) of the UCC) with respect to the Accounts and credit balances not constituting financial assets credited thereto;

(c) each item of property (whether cash, cash equivalents, instruments, investments, investment property or any other property, including Permitted Investments) credited to the Accounts shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC;

(d) the Company is the “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) with respect to the “financial assets” (as defined in Section 8-102(a)(9) of the UCC) credited to the Accounts, and the Company is the “customer” (as defined in Article 9 of the UCC) with respect to any deposit account;

(e) the “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the UCC) shall be the State of New York, and the “bank’s jurisdiction” for purposes of Section 9-304 of the UCC shall be the State of New York;

(f) all securities and other property constituting financial assets credited to the Accounts shall be registered in the name of Depositary or endorsed to Depositary or in blank, and in no case whatsoever will any financial asset credited to an Account be registered in the name of the Company or any Affiliate thereof, payable to the order of the Company or any Affiliate thereof or specially endorsed to the Company or any Affiliate thereof except to the extent that the foregoing have been specially endorsed by Company or such Affiliate to Depositary or in blank;

(g) if there is any conflict between this Agreement and any other agreement relating to the Accounts (if any), the provisions of this Agreement shall control; and

(h) Depositary shall not change the name of or account number for any Account without the prior written consent of Collateral Agent.

4.2 Certain Rights and Powers in Respect of Accounts and Funds.

4.2.1 Rights to Accounts. Until this Agreement is terminated pursuant to Article 5, the Company shall not have any rights or powers with respect to the remittance of amounts credited to, the disbursement of credited amounts out of, or the investment of credited amounts in, Accounts, except to have amounts credited thereto applied in accordance with this Agreement; provided, however, that the parties hereto acknowledge and agree that the foregoing provisions of this Section 4.2.1 shall not be deemed to divest the Company of its respective interest as an “entitlement holder” under the UCC, as provided in this Agreement.

4.2.2 Certain Additional Powers of Collateral Agent and Depositary. Collateral Agent and, where appropriate, Depositary shall have the right, but not the obligation, to: (a) refuse any item for credit to any Account except as required by the terms of this Agreement; and (b) refuse to honor any request for transfer on any Account which is not consistent with this Agreement. If the Company fails to perform any agreement contained herein, Collateral Agent may (but is not obligated to) itself perform, or cause the performance of, such agreement, and the expenses of Collateral Agent incurred in connection therewith shall be payable by the Company upon demand. The Company hereby irrevocably appoints Collateral Agent as the Company’s attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company otherwise from time to time, if an Event of Default shall have occurred and be continuing, to take any action and to execute any instrument necessary or advisable to accomplish the purposes of this Agreement, including:

(i) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Accounts or the proceeds of financial assets held therein or credited thereto;

(ii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) above;

(iii) to file any claims or take any action or institute any proceedings necessary for the collection of any of the Accounts or the proceeds of financial assets held therein or credited thereto or otherwise to enforce the rights of Collateral Agent with respect to any of the Accounts or the proceeds of financial assets held therein or credited thereto, provided that, with respect to this clause (iii), such rights shall be exercised in accordance with Section 4.7; and

(iv) to perform the affirmative obligations of the Company hereunder.

The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 4.2.2 is irrevocable and coupled with an interest. The powers conferred on Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Accounts and the proceeds of financial assets held therein or credited thereto and shall not impose any duty on Collateral Agent to exercise any such powers. Except for the reasonable care of any Account in its possession or under its control, as the case may be, the performance of its respective obligations hereunder, the performance of duties of a bank or a securities intermediary under the UCC, as applicable, and the accounting for moneys actually received by it in accordance with the terms hereof, neither Depositary nor Collateral Agent shall have any duty as to any Account or the proceeds of financial assets held therein or credited thereto, or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any such Account or proceeds. Each of Depositary and Collateral Agent is required to exercise reasonable care in the custody and preservation of any Account in its possession or under its control (as the case may be); provided, however, that (A) Depositary in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as Collateral Agent or, at times other than upon the occurrence and during the continuance of any Event of Default, the Company reasonably requests, but, notwithstanding the foregoing, the failure of Depositary to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care, and (B) Collateral Agent in any event shall be deemed to have exercised reasonable care in the custody and preservation of any Account if it takes such action for that purpose as the Company reasonably requests at times other than upon the occurrence and during the continuance of any Event of Default, but, notwithstanding the foregoing, the failure of Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Nothing in this Section 4.2 shall be construed as limiting Collateral Agent’s maintenance of exclusive dominion and control over the Accounts.

4.2.3 Control

(a) Notwithstanding any other provision of this Agreement or any other agreement, Depositary agrees that it shall comply with all entitlement orders relating to the Accounts originated by Collateral Agent, and with all instructions directing disposition of the funds in the Accounts originated by Collateral Agent, in each case without further consent by the Company or any other Person.

(b) Without limiting the agreement of Depositary contained in Section 4.2.3(a), Collateral Agent agrees with the Company that it will not originate any entitlement order or instruction unless authorized to do so under this Agreement other than pursuant to this Section 4.2.3.

4.3 Security Interest; Grant Pursuant to Security Agreement. To secure the timely payment in full in cash and performance in full of its obligations under the Note Purchase Agreement, pursuant to the Security Agreement, the Company has assigned, granted, hypothecated and pledged to, and granted a Lien on and a security interest in favor of, Collateral Agent, on behalf of and for the sole and exclusive benefit of the Secured Parties, all the estate, right, title, interest and security entitlements of the Company, whether now owned or hereafter acquired, in all Accounts and in all financial assets held therein or credited thereto and all proceeds thereof, including all rights of the Company to receive moneys due in respect of all Accounts, all claims with respect to any Account, all income or gain earned in respect of the financial assets held in or credited to any Account, and all proceeds receivable or received when any Account is collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily.

4.3.1 Acknowledgment. Depositary hereby acknowledges the security interest in, and the pledge by the Company to Collateral Agent, for the benefit of the Secured Parties, of all of the Company’s security entitlements to the Accounts and all financial assets held therein or credited thereto and all proceeds thereof, and Depositary will so indicate on the records maintained by Depositary with respect to Accounts. Depositary agrees to hold all such security entitlements and financial assets in its custody for the purposes of, and on the terms set forth in, this Agreement.

4.4 Perfection; Further Assurances. The Company agrees that from time to time it shall promptly execute and deliver all instruments and documents, and take all actions, that may be reasonably necessary, or that Collateral Agent may reasonably request, in order to perfect and protect the assignment and security interest granted or intended to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Accounts, all financial assets held therein or credited thereto and all proceeds thereof. Without limiting the generality of the foregoing, the Company hereby authorizes the filing of such financing or continuation statements, or amendments thereto, and shall execute or deliver such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.

4.5 Other Liens; Adverse Claim. The Company represents and warrants, as of the date hereof, that:

(i) it has not assigned any of its rights under any Accounts except as part of the Collateral;

(ii) it has not executed and is not aware of any effective financing statement, security agreement, control agreement or other instrument similar in effect covering all or any part of the Accounts, except those in favor of Collateral Agent; and

(iii) it has full power and authority to grant a security interest in and assign its right, title and interest in the Accounts and all financial assets held therein or credited thereto and all proceeds thereof hereunder. The Company represents, warrants and covenants that it has not granted, and shall not grant, to any Person (other than Collateral Agent) any interest in any of the Accounts and that it has kept, and shall keep, the Accounts free from all other Liens (other than Liens in favor of Collateral Agent and Permitted Liens).

(b) Depositary, to the best of its knowledge without any independent investigation, represents and warrants that it has no knowledge of any Lien on any of the Accounts other than the claims and interest of the parties as provided herein. To the extent that Depositary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Account or any security entitlement credited thereto, Depositary hereby subordinates to the security interest in the Accounts of Collateral Agent all property credited thereto, all security entitlements with respect to such property and any and all statutory, regulatory, contractual or other rights now or hereafter existing in its favor over or with respect to the Accounts, including (i) any and all contractual rights of pledge, set-off, lien or compensation, (ii) any and all statutory or regulatory rights of pledge, lien, set-off or compensation, (iii) any and all statutory, regulatory, contractual or other rights to put on hold, block transfers from or fail to honor instructions of Collateral Agent with respect to the Accounts, or (iv) any and all statutory or other rights to prohibit or otherwise limit the pledge, assignment, collateral assignment or granting of any type of security interest in the Accounts. Notwithstanding the foregoing, Depositary retains its rights against the Accounts in respect of the payment of Depositary’s customary fees for maintaining the Accounts, all other customary fees, charges and reversals and payment of all amounts due and owing to Depositary (including, without limitation, amounts payable to Depositary pursuant to Sections 4.6.7 and 4.8) hereunder. Such other customary fees, charges and reversals include, without limitation, reimbursement for the reversal of any provisional credits posted by Depositary to an Account for the face amount of any check, draft, money order, instrument, wire transfer or payment order of funds, automated clearing house entry, or other electronic transfer of funds or other item (each an “Item” and collectively “Items”) without regard to the timeliness of return or adjustment of any Item, any adjustments or corrections of any posting or encoding errors, all reasonable fees, charges and costs associated with the preparation, negotiation, and enforcement of this Agreement as well as all fees and charges assessed by Depositary as a result of it agreeing to enter into this Agreement and the ongoing administration of the Accounts.

(c) The financial assets credited to the Accounts shall not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than Collateral Agent and Depositary.

4.6 Duties and Certain Rights of Depositary;

4.6.1 General. The duties of Depositary shall be determined solely by the express provisions of this Agreement and the provisions of the UCC relating to the duties of a securities intermediary or a bank, as applicable, and no implied duties (fiduciary or otherwise), covenants or obligations shall be read into this Agreement against Depositary.

4.6.2 Appointment. Collateral Agent hereby designates and appoints Deutsche Bank Trust Company Americas to act on its behalf as depositary agent and securities intermediary under this Agreement, and authorizes Depositary to execute, deliver and perform, on behalf of the Secured Parties, this Agreement and to take such actions on behalf of the Secured Parties under the provisions hereof and to exercise such powers and authority and perform such duties as are expressly delegated to Depositary by the terms of this Agreement, together with such other powers and authority as are reasonably incidental thereto. Depositary hereby agrees to act as depositary agent and securities intermediary with respect to the Accounts and pursuant to this Agreement. The other parties hereto hereby acknowledge that Depositary shall act as depositary agent, securities intermediary (as defined in Section 8-102(a)(14)(ii) of the UCC) and, if applicable, as a bank (as defined in Section 9-102(a)(8) of the UCC) with respect to the Accounts and pursuant to this Agreement.

4.6.3 Negative Pledge. Depositary hereby agrees that it shall not grant, subject to the terms of this Agreement, any security interests in the financial assets that it is obligated to maintain under this Agreement. Notwithstanding anything to the contrary, Depositary will not be required to comply with the preceding sentence if Depositary is required by a law, rule, regulation or request of a regulatory authority to grant any security interests in the financial assets that Depositary is obligated to maintain under this Agreement, provided that Depositary shall provide Collateral Agent and the Company with written notice as soon as Depositary becomes aware of any such law, rule, regulation or request of a regulatory authority that would require Depositary to grant any security interests in the financial assets that Depositary is required to maintain under this Agreement. Subject to Section 4.5(b), Depositary hereby waives, to the fullest extent permitted by law, any Lien it may now have or subsequently acquire in respect of any Collateral, any right to apply any Collateral in satisfaction of any claims other than the claims of the Secured Parties in respect of the Liens granted under the Collateral Documents, and any right to set off claims against Collateral other than claims of any Secured Party under the Collateral Documents.

4.6.4 Instructions Upon an Event of Default. Upon the occurrence and during the continuation of an Event of Default, and until such time as Depositary receives notice from Collateral Agent that such Event of Default no longer exists, without limiting Collateral Agent’s or any other Secured Party’s rights or remedies herein or under any of the Collateral Documents, (i) Collateral Agent shall have the right, but not the obligation, to deliver to Depositary an “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) or other directions instructing Depositary to administer the Accounts and disburse funds therefrom, and, upon the exercise of such right, Depositary shall comply with any such entitlement order or other directions from Collateral Agent without the further consent of the Company or any other Person, (ii) Depositary shall not accept any instructions or certificates from the Company with respect to the withdrawal or transfer of amounts in the Accounts or otherwise unless directed to do so by Collateral Agent and (iii) Depositary shall execute and deliver (or cause to be executed and delivered) to Collateral Agent all proxies and other instruments as Collateral Agent may reasonably request for the purpose of enabling Collateral Agent (on behalf of the Secured Parties) to exercise any voting or other consensual rights pertaining to the Accounts and the funds and investments therein. The parties hereto agree that until Depositary’s obligations under this Agreement shall terminate in accordance with the terms hereof, Collateral Agent shall have control of each of the Company’s security entitlements with respect to the financial assets credited to the Accounts, the Accounts and all funds in any Accounts. Depositary hereby represents that it has not entered into, and agrees that, until the termination of this Agreement, it will not enter into any agreement with any other Person in respect of any of the Accounts pursuant to which it would agree to comply with entitlement orders, other orders or instructions made by such Person.

4.6.5 Standard of Care. Depositary shall exercise at least the level of care it exercises with respect to its own funds and, in all events, reasonable care, in administering and accounting for amounts actually received by Depositary in accordance with the terms hereof and credited to the Accounts and the Permitted Investments purchased with such amounts. In the event Depositary breaches the foregoing standard of care, Collateral Agent and the Company expressly agree that Depositary’s liability shall be limited to actual damages directly caused by such breach and in no event shall Depositary be liable for any incidental, indirect, special, punitive or consequential damages, regardless of whether or not Depositary knew of the likelihood or was made aware of the possibility of such damages.

4.6.6 Action Upon Notices; Exercise of Judgment. Depositary may conclusively and exclusively rely on Collateral Agent or the Company in determining whether a Default or Event of Default under the Note Purchase Agreement has occurred, it being acknowledged and agreed by the parties hereto that if Depositary receives any conflicting notices, entitlement orders, requests, waivers, consents, receipts or other papers or documents hereunder, the applicable notice from Collateral Agent shall control. Depositary shall not be deemed to have knowledge of a Default or Event of Default under the Note Purchase Agreement until it has received written notice thereof from the Company or Collateral Agent. Collateral Agent and Depositary shall each be permitted to conclusively rely and act or refrain from acting, as the case may be, upon any notice, entitlement order, request, waiver, consent, receipt or other paper or document (whether in its original or facsimile form, including portable document format (.pdf)) reasonably believed by it to be signed by Collateral Agent or Depositary, as applicable, the Company or any other authorized Person. Other than in respect of actions or inactions that are specifically required by the terms of this Agreement, the parties hereto acknowledge that any action or direction (or inaction, as the case may be) of Collateral Agent is only upon the proper notice or instruction of the Required Holders. In the event that the Company becomes subject to a voluntary or involuntary proceeding under any Debtor Relief Laws, if Depositary is otherwise served with a court order or other judicial process which Depositary in good faith believes affects any Account, or Depositary is of the opinion that acting upon the instructions of Collateral Agent would result in the violation of any applicable law, rule, regulation or request of a regulatory authority, Depositary may, upon notice to Collateral Agent, cease acting upon the instructions of Collateral Agent and suspend disbursements from the Accounts until such time as Depositary receives a court order or other assurances reasonably satisfactory to Depositary establishing that disbursements from the Accounts may continue.

4.6.7 Indemnification and Liability.

(a) In consideration of the appointment of Depositary, the Company agrees fully to indemnify and hold Depositary and its directors, officers, employees and agents (collectively, the “Indemnified Persons”) harmless from and against any and all claims, losses, liabilities, damages, costs or expenses (including reasonable legal fees and expenses) incurred by the Indemnified Person by reason of or resulting from this Agreement or any action (or inaction, as the case may be) taken in connection therewith (including Depositary having accepted such appointment or by reason of its carrying out of any of the terms of this Agreement), and agrees to reimburse the Indemnified Person for all of its expenses, including reasonable fees and expenses of counsel and court costs, incurred by reason of any position or action taken (or omitted) by the Indemnified Person pursuant to this Agreement or in connection with any action brought to interpret or enforce the provisions this Agreement or any part thereof, except to the extent that any such claim, loss, liability, damage, cost or expense results from the Indemnified Person’s own gross negligence or willful misconduct. The above indemnification provisions shall survive any termination of this Agreement including any termination under any bankruptcy or similar law or the earlier resignation or removal of Depositary.

(b) The parties hereto hereby agree that no Indemnified Person shall be liable to such parties for any actions taken by any Indemnified Person pursuant to and in compliance with the terms hereof except in respect of any liability or expenses incurred by the Indemnified Person arising from its gross negligence or willful misconduct. Each of the parties to this Agreement (for itself and any Person claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue any Indemnified Person for any action taken or omitted under this Agreement except to the extent caused by such Indemnified Person’s gross negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, in no event shall Depositary be liable to the Company or to any Secured Party for special, indirect or consequential loss or damage of any kind whatsoever (including lost profits) arising out of this Agreement and the transactions contemplated hereby, even if Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c) Except for actions expressly required hereunder for which indemnification is provided pursuant to Section 4.6.7(a), each Indemnified Person shall be fully justified in refusing to take or continuing to take any action hereunder unless a confirmation was given satisfactory to Depositary that the indemnities theretofore provided to Depositary remain in effect or that a new indemnity substantially similar to the indemnities provided under the Note Purchase Agreement has been provided. Any Indemnified Person may consult with legal counsel of its own selection in the event of any dispute or question as to the construction of this Agreement or the Indemnified Person’s duties hereunder, and the Indemnified Person shall incur no liability and shall be fully protected in acting in accordance with the advice, written opinion and instructions of such counsel.

4.6.8 Court Orders. Depositary is hereby authorized to obey and comply with all writs, orders, judgments or decrees issued by any court, regulatory authority or administrative agency affecting any money, documents or things held by Depositary. Depositary shall not be liable to any of the parties hereto, their successors, heirs or personal representatives by reason of Depositary’s compliance with such writs, orders, judgments or decrees, notwithstanding that such writ, order, judgment or decree may later be reversed, modified, set aside or vacated.

4.6.9 Resignation and Termination. Depositary may at any time resign by giving notice to each other party to this Agreement, such resignation to be effective upon the appointment of a successor depositary agent as provided below. Depositary also reserves the right, unilaterally, to terminate this Agreement, such termination to be effective: (i) immediately if Depositary determines (in its sole discretion) that it is (x) obligated to terminate this Agreement or close an Account under statute, rule, regulation, request of a regulatory authority, or any court order or (y) in the event of suspected fraud, bad faith, illegal or suspicious activity in connection with the Accounts. If Depositary exercises its right to unilaterally terminate this Agreement pursuant to this Section 4.6.9, all funds on deposit in the Accounts or credited to the Accounts shall be immediately transferred by Depositary to Collateral Agent. Collateral Agent, at the direction of the Required Holders, may remove Depositary at any time by giving notice to each other party to this Agreement, such removal to be effective upon the appointment of a successor depositary agent as provided below.

(b) In the event of any resignation or removal of Depositary, a successor depositary agent, which shall be a bank or trust company organized under the laws of the United States America, the State of New York or the State of Delaware, having a corporate trust office in the State of New York or the State of Delaware and a capital and surplus of not less than $250,000,000, shall be appointed by the Company after consultation with Collateral Agent. If a successor depositary agent shall not have been appointed and accepted its appointment as depositary agent within 45 days after such notice of resignation of Depositary or such notice of removal of Depositary, Depositary, Collateral Agent or the Company may apply (at the sole cost and expense of the Company) to any court of competent jurisdiction to appoint a successor depositary agent to act until such time, if any, as a successor depositary agent shall have accepted its appointment as provided above. A successor depositary agent so appointed by such court shall immediately and without further act be superseded by any successor depositary agent otherwise appointed as provided above. Any such successor depositary agent shall be capable of acting as a “securities intermediary” (within the meaning of Section 8-102(14) of the UCC) and shall deliver to each party to this Agreement a written instrument accepting such appointment and thereupon such successor depositary agent shall succeed to all the rights and duties of Depositary under this Agreement and shall be entitled to receive the Accounts from the predecessor Depositary.

(c) Upon the replacement of Depositary hereunder, all investments and other amounts held by it or credited to Accounts pursuant to this Agreement shall be transferred to such successor depositary agent. In the event of the resignation or termination of the Depositary, the Depositary shall be entitled to its fees and expenses in accordance with the terms hereof up to the time such resignation or termination becomes effective in accordance with this Section 4.6.9.

4.6.10 Directions and Instructions to the Depositary. Except for the obligations of Depositary expressly required to be performed by it hereunder, Depositary shall not be required to take or omit to take any action, or to give any consent, hereunder unless it shall have been directed to do so by Collateral Agent. All directions or instructions required or permitted to be given by any party to another party hereunder, including any Account Withdrawal Instruction, shall be given in writing and shall be effective only if given in writing. All such directions and instructions given by the Company and Collateral Agent to Depositary pursuant to this Agreement shall be executed by an authorized signatory (each, an “Authorized Signatory”) of the Company or Collateral Agent, as applicable. No person shall be deemed to be an Authorized Signatory of the Company or Collateral Agent unless such person is named on a certificate of incumbency delivered to Depositary on the date hereof or is otherwise named in a notice signed by an Authorized Signatory and delivered by the Company or Collateral Agent, as applicable, to Depositary at any time subsequent to the date hereof in all cases in form reasonably satisfactory to Depositary.

4.6.11 Individual Capacity. Deutsche Bank Trust Company Americas may engage or be interested in any financial or other transactions with any party to this Agreement and may act on, or as depositary, trustee or agent for, any committee or body of holders of obligations of such Persons as freely as if it were not Depositary hereunder.

4.6.12 Duties. Depositary shall act as a depositary agent and securities intermediary only and shall not be responsible or liable in any manner for soliciting any funds or for the sufficiency, correctness, genuineness or validity of any funds or securities deposited with or held by it, except in the case of its gross negligence, willful misconduct or bad faith. In the event of any dispute as to the construction or interpretation of any provision of this Agreement, Depositary shall be entitled to consult with and obtain advice from legal counsel of its own selection in its sole discretion.

4.6.13 Succession. Any entity into which Depositary may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which Depositary shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of Depositary shall be the successor of Depositary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

4.7 Remedies. If an Event of Default shall have occurred and be continuing:

(a) Collateral Agent may exercise in respect of the Accounts, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC at that time, including the right to proceed to protect and enforce the rights vested in it by this Agreement, to sell, liquidate or otherwise dispose of any or all of the Accounts, and to cause the Accounts to be sold, liquidated or otherwise disposed of, in each case in such manner as Collateral Agent may elect; and

(b) the proceeds of any financial assets credited to or held in any Account and all cash proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Accounts may, then or at any time thereafter, be applied (after payment of any amounts payable to the Depositary pursuant to the terms hereof) in whole or in part by Collateral Agent against all or any part of the Company’s obligations under the Note Purchase Agreement and the other Credit Documents.

Any surplus of such amounts or proceeds remaining after payment in full of all the Obligations under the Note Purchase Agreement and the other Credit Documents shall be applied as directed by the Company. No right, power or remedy herein conferred upon or reserved to Collateral Agent or the other Secured Parties is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by Collateral Agent or the other Secured Parties may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both.

4.8 Costs, Expenses and Attorneys’ Fees. The Company shall pay to Depositary all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Depositary in connection with (a) any suit or proceeding related to or arising out of this Agreement or the transactions contemplated hereby, (b) the performance by Depositary of any of its agreements or obligations contained herein, (c) any exercise by Depositary of its rights or remedies hereunder or (d) the purchase by Depositary of Permitted Investments as contemplated by Section 2.2 (except in each case, arising out of and to the extent of any breach of Section 4.6.5 by or the gross negligence or willful misconduct of Depositary). The Company shall pay the reasonable costs and expenses of Depositary’s external legal counsel in connection with its review of this Agreement on behalf of Depositary or in connection with Depositary’s performance hereunder.

4.9 Additional Rights of Collateral Agent and Depositary. The following rights stated in this Section 4.9 are in furtherance, and not in limitation, but without duplication, of any other rights of Collateral Agent and Depositary set forth elsewhere in this Agreement.

4.9.1 Actions. Each of Collateral Agent and Depositary may execute any of the trusts or powers, or perform any duties, under this Agreement either directly or through agents, sub-agents or attorneys or a custodian or nominee and neither Collateral Agent nor Depositary shall be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, sub-agent, attorney, custodian or nominee appointed with reasonable care by it hereunder. Neither Collateral Agent nor Depositary shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured it; and neither Collateral Agent nor Depositary shall be obligated to take any action which in either party’s reasonable judgment would involve it in expense or liability unless it has been furnished with an indemnity reasonably satisfactory to it. Neither Collateral Agent nor Depositary shall be liable for any error of judgment or for any act done or step taken or omitted by it in good faith or for any mistake of fact or law or for anything which Collateral Agent or Depositary may do or refrain from doing in connection herewith, except in the case of its own gross negligence or willful misconduct. Depositary shall have duties only as expressly set forth herein and the duties under the UCC of a bank or a securities intermediary, as applicable. Neither Collateral Agent nor Depositary shall have any liability for losses with respect to Permitted Investments authorized by this Agreement. Nothing herein contained shall be deemed to obligate Depositary to deliver any cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by Depositary pursuant to this Agreement. Depositary shall be under no liability to any party hereto by reason of any failure on the part of any other party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. Depositary will incur no liability if, by reason of any provision of any present or future law or regulation thereunder, or by any force majeure event, including natural disaster, act of terrorism, war or other circumstances beyond its reasonable control, Depositary will be prevented or forbidden from doing or performing any act or thing which the terms of this Agreement provide will or may be done or performed.

4.9.2 No Responsibility for Statements, Etc. To the fullest extent permitted by law, neither Collateral Agent nor Depositary nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be responsible in any manner to any of the other Secured Parties for any recitals, statements, representations or warranties made by the Company or any representative thereof or any other Person contained in any other document or in any certificate, report, statement or other document referred to or provided for in, or received by Depositary under or in connection with, any such document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral, any document or for any failure of the Company to perform its obligations thereunder. Neither Collateral Agent nor Depositary shall be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any other agreement or to inspect the properties, books or records of the Company. Depositary shall not be charged with knowledge of any provision of the Note Purchase Agreement.

4.9.3 Collateral. Except as expressly provided hereunder, nothing in this Agreement shall be interpreted as giving Collateral Agent or Depositary responsibility for or any duty concerning the validity, perfection, priority or enforceability of any Lien on any Collateral, or giving Collateral Agent or Depositary any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.

4.10 Non-Business Days. If Depositary shall be required under this Agreement or pursuant to any directions given by the Company or Collateral Agent to make any withdrawal, disbursement, transfer or payment on a day other than a Business Day, Depositary shall make such withdrawal, disbursement, transfer or payment on the next succeeding Business Day.

ARTICLE 5.

TERMINATION OF AGREEMENT

The rights and powers granted herein to Collateral Agent have been granted in order, among other things, to perfect Collateral Agent’s security interests in the Accounts, are powers coupled with an interest, and will neither be affected by the bankruptcy of the Company or any other Person nor by the lapse of time. Except as otherwise provided herein, the obligations of

Depositary hereunder shall continue in effect until the security interests of Collateral Agent in the Accounts have been terminated, and Collateral Agent has notified Depositary of such termination. Failure of Collateral Agent to so notify Depositary shall not affect the rights of the Company hereunder. When the Obligations under the Credit Documents, other than those Obligations which expressly survive the termination of the applicable agreements, of the Company to the Secured Parties have been indefeasibly satisfied in full, all right, title and interest of Collateral Agent in the Accounts shall revert to the Company. At such time, (i) Collateral Agent shall notify Depositary to, and upon such notification Depositary shall, pay any amounts (including Permitted Investments) then remaining in any of the Accounts, minus any amounts due and owing Depositary hereunder, to an account designated by the Company to Depositary, (ii) the Company shall notify all Persons who are expected to make payments to it to remit such payments to the order of the Company and not to the Accounts, and (iii) the Accounts shall be closed. If any funds are received by Collateral Agent or Depositary for deposit in any Account after such Account is closed in accordance with the preceding sentence or the relevant provisions of Article 3, Collateral Agent shall promptly remit or instruct Depositary to remit such funds to (or at the direction of) the Company, in the form received, with any necessary endorsements. No termination of any Secured Party’s interest hereunder shall affect the rights of any other Secured Party hereunder or under any other Credit Document.

ARTICLE 6.

MISCELLANEOUS

6.1 Notices. Each notice, instruction, entitlement order, request or other document delivered hereunder shall be in writing. Each Account Withdrawal Instruction shall be delivered by First Class mail (postage prepaid), in person, or by facsimile to Depositary at the office or to the facsimile number specified in this Section or hereafter provided in writing. For purposes of this Section 6.1, any Account Withdrawal Instruction delivered by email shall be effective only if such Account Withdrawal Instruction is contained in an email transmittal as an executed instrument, in portable document format (.pdf) or otherwise. Any communications between the parties hereto or notices provided herein to be given shall be given to the following addresses:

If to Depositary:	Deutsche Bank Trust Company Americas
60 Wall Street
MSNYC 60-2710
New York, NY 10005
Attn: [***]
Telephone: [***]
Facsimile: [***]
E-mail: [***]

If to Collateral Agent:	Deutsche Bank Trust Company Americas
60 Wall Street
MSNYC 60-2710
New York, NY 10005
Attn: [***]
Telephone: [***]
Facsimile: [***]
E-mail: [***]

[***] Confidential Treatment Requested

If to the Company:	Diamond State Generation Partners, LLC
1252 Orleans Drive
Sunnyvale, CA 94089
Attn: [***]
Telephone: [***]
Facsimile: [***]
E-mail: [***]

If to any Holder:	As provided in the Note Purchase Agreement

Any notice or other communication herein required or permitted to be given shall be in writing, and shall be deemed effective only if given in writing, and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight courier service (including Federal Express, UPS, ETA, and other similar overnight delivery services), (c) if mailed by first class United States Mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile, with the original sent by other means set forth in this Section 6.1, or (e) other electronic means (including email and Internet or intranet websites) pursuant to procedures approved by Collateral Agent; provided, that the foregoing clause (e) shall not apply to notices if the party to receive the notice has notified Collateral Agent that it is incapable of receiving notices by electronic communication or if no email address is given above or later provided as an approved method of receiving notice for any party. Notices delivered in person or overnight courier service, or mailed by registered or certified mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given upon the sender’s receipt of an acknowledgement from the intended recipient (such as by return facsimile, email or other written acknowledgement). With respect to electronic communications, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

For the purposes hereof, the address of each party hereto shall be the address specified in this Section, provided, that any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of 30 days’ notice to the other parties in the manner set forth above.

6.2 Benefit of Agreement. Nothing in this Agreement, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Secured Parties any legal or equitable right, remedy or claim under this Agreement, or under any covenants and provisions of this Agreement, each such covenant and provision being for the sole benefit of the parties hereto and the Secured Parties.

[***] Confidential Treatment Requested

6.3 Delay and Waiver. No failure or delay by Collateral Agent or Depositary in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 6.4, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

6.4 Amendments. No provision of this Agreement may be waived, amended, supplemented or otherwise modified, except by a written instrument signed by each of the parties hereto.

6.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR ACCOUNT ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, THE “SECURITIES INTERMEDIARY’S JURISDICTION” OF DEPOSITARY WITH RESPECT TO THE ACCOUNTS IS THE STATE OF NEW YORK.

6.6 Consent to Jurisdiction. Collateral Agent, Depositary and the Company agree that any legal action or proceeding by or against the Company or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York in the Borough of Manhattan, as each of them respectively may elect. By execution and delivery of this Agreement, Collateral Agent, Depositary and the Company accept, for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Collateral Agent, Depositary and the Company irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Collateral Agent or Depositary to bring legal action or proceedings in any other competent jurisdiction. Collateral Agent, Depositary and the Company hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

6.7 WAIVER OF JURY TRIAL. THE COMPANY, DEPOSITARY AND COLLATERAL AGENT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COMPANY, DEPOSITARY OR COLLATERAL AGENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that (i) this waiver is a material inducement to enter into a business relationship, (ii) it has already relied on this waiver in entering into this Agreement, and (iii) it will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 6.7 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

6.8 Severability. Any provision of this Agreement that is invalid, illegal, prohibited or unenforceable in any respect in any jurisdiction, shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality, prohibition or unenforceability without affecting, invalidating or impairing the validity, legality and enforceability of the remaining provisions hereof; and any such invalidity, illegality, prohibition or unenforceability in any jurisdiction shall not affect, invalidate or impair such provision in any other jurisdiction.

6.9 Headings. Article and Section headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such Article and Section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

6.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that (a) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Collateral Agent, and (b) Depositary may only assign or otherwise transfer any of its rights or obligations hereunder in accordance with the terms of this Agreement (including Section 4.6).

6.11 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein among the parties hereto integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect of the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail; provided, however, that Depositary shall not be charged with knowledge of any agreement to which it is not a party.

6.12 Survival of Agreements. All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement, and shall continue in full force and effect so long as this Agreement has not been terminated in accordance with the terms hereof. The provisions regarding the payment of expenses and indemnification obligations, including Section 4.6.7, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the termination of this Agreement or any provision hereof or the resignation or removal of Depositary.

6.13 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

6.14 Patriot Act. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Agreement agree that they will provide to Collateral Agent/Depositary such information as it may request, from time to time, in order for Collateral Agent/Depositary to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Depositary Agreement to be duly executed and delivered as of the date first above written.

DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company as the Company

By:
	Name:	William E. Brockenborough
	Title:	President

Depositary Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Collateral Agent

By:	Deutsche Bank National Trust Company

By:
	Name:	Wanda Camacho
	Title:	Vice President

By:
	Name:	RODNEY GAUGHAN
	Title:	VICE PRESIDENT

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Depositary

By:	Deutsche Bank National Trust Company

By:
	Name:	Wanda Camacho
	Title:	Vice President

By:
	Name:	RODNEY GAUGHAN
	Title:	VICE PRESIDENT

Depositary Agreement

EXHIBIT A

to Depositary Agreement

FORM OF ACCOUNT WITHDRAWAL INSTRUCTION

Date: [                ], 201

Deutsche Bank Trust Company Americas, as Depositary Agent

60 Wall Street

MSNYC 60-2710

New York, NY 10005

Attn: Trust and Agency Services

Facsimile: (732) 578-4593

Telephone: (212) 250-7863

Email:

Re:	DIAMOND STATE GENERATION PARTNERS, LLC – Account Withdrawal Instruction

Ladies and Gentlemen:

This Account Withdrawal Instruction is delivered pursuant to the Depositary Agreement, dated as of March 20, 2013 (the “Depositary Agreement”), by and among DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company (“Company”), DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary agent, bank and securities intermediary (in such capacity, “Depositary”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent (in such capacity, “Collateral Agent”). Unless otherwise defined herein or unless the context otherwise requires, terms used in this Account Withdrawal Instruction have the meanings provided in the Depositary Agreement.

In this Account Withdrawal Instruction, Depositary is hereby directed to withdraw funds from the following Accounts and apply such funds as provided herein:

Account from which to withdraw/transfer	Withdrawal/Transfer Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to, including address or wire transfer information, as applicable	Purpose

IN WITNESS WHEREOF, this Account Withdrawal Instruction is duly executed and delivered by a duly authorized representative of Collateral Agent as of the date first above written.

DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company as the Company

By:
Name:
Title:

ACKNOWLEDGED BY:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Collateral Agent

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

2

EXHIBIT B

to Depositary Agreement

FORM OF ACCOUNT WITHDRAWAL REQUEST

Date:                 ,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

60 Wall Street

MSNYC 60-2710

New York, NY 10005

Attn: Trust and Agency Services

Telephone: (212) 250-7863

Facsimile: (732) 578-4593

E-mail: [                    ]

[name and address information of each Holder to be inserted]

Re:	Diamond State Generation Partners, LLC – Account Withdrawal Request

Ladies and Gentlemen:

I,                                         , am a Responsible Officer of Diamond State Generation Partners, LLC, a Delaware limited liability company (“Company”), and am delivering this Account Withdrawal Request pursuant to that certain Depositary Agreement, dated as of March 20, 2013 (as amended, supplemented or otherwise modified from time to time, the “Depositary Agreement”), among Company, you, as Collateral Agent, and Deutsche Bank Trust Company Americas, as Depositary. Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Account Withdrawal Request have the meanings provided in the Depositary Agreement and section references are references to sections of the Depositary Agreement.

In this Account Withdrawal Request, Company requests Collateral Agent to direct Depositary to withdraw funds from the following Accounts and apply such funds as provided herein:

Account from which to withdraw/transfer	Withdrawal/Transfer Date	Amount to be withdrawn/transferred	Account/Person to be Transferred to, including address or wire transfer information, as applicable	Purpose

I have reviewed the provisions of the Depositary Agreement which are relevant to the furnishing of this Account Withdrawal Request and hereby certify, on behalf of Company, in my capacity as [                    ] thereof, and not in my individual capacity, that:

(i) the withdrawals and transfers requested herein comply with the terms and conditions of the Depositary Agreement [and the [list items] to be delivered pursuant thereto in connection with this Account Withdrawal Request are attached hereto as [list exhibits and attach]];

(ii) to the extent that this Account Withdrawal Request evidences, attests or requires compliance with any covenants, representations, warranties or conditions precedent in the Depositary Agreement or in any other Credit Document, I have made such examination or investigation as was reasonably necessary to confirm that such covenants, representations, warranties or conditions have been complied with; and

(iii) no Default or Event of Default has occurred and is continuing.

[Signature page follows]

2

IN WITNESS WHEREOF, I, the [                    ] of Company, have caused this Account Withdrawal Request to be duly executed and delivered as of the date first above written.

DIAMOND STATE GENERATION PARTNERS,
LLC,
a Delaware limited liability company

By:
Name:
Title:

3

[EXHIBITS, IF APPLICABLE]

4

EXHIBIT C

to Depositary Agreement

NOTE PURCHASE AGREEMENT

See Execution Version